Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

August 25, 2022

VIA ELECTRONIC MAIL

Sidus Space, Inc.

150 N. Sykes Creek Pkwy.

Suite 1200

Merritt Island, FL 32953

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Sidus Space, Inc. (the “Company”) in connection with its registration statement on Form S-1 (the “Registration, Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale from time to time of up to 9,127,710 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholder named in the Registration Statement (the “Selling Stockholder”), consisting of (i) 90,367 outstanding shares of Common Stock (“Commitment Shares”) issued by the Company on August 10, 2022 to the Selling Stockholder pursuant to the Common Stock Purchase Agreement, dated as of August 10, 2022, by and between the Company and B. Riley Principal Capital II, LLC (the “Purchase Agreement”) and (ii) up to 9,037,343 shares of Common Stock (the “Purchase Shares”) to be issued and sold by the Company to the Selling Stockholder from time to time, upon the terms, and subject to the satisfaction of the conditions, set forth in the Purchase Agreement, as described in the Registration Statement. The Commitment Shares and the Purchase Shares are collectively referred to herein as the “Shares.” The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have reviewed and relied upon the following:

●	the Registration Statement and the related prospectus included therein;
●	the form of Purchase Agreement;
●	The Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof;
●	The Amended and Restated Bylaws of the Company in effect on the date hereof;
●	the resolutions of the Board of Directors of the Company authorizing/ratifying the execution and delivery of the Purchase Agreement, the issuance and sale of the Shares, the preparation and filing of the Registration Statement, and other actions with regard thereto; and
●	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Commitment Shares have been duly authorized, validly issued, fully paid and non-assessable.

2.	When issued and delivered against payment therefor in accordance with the terms of the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and non-assessable.

We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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